UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PRESIDIO PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	33-0841255
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300 San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be So Registered	Name of Each Exchange on Which Each Class is to be Registered
9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-256150 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.          Description of Registrant’s Securities to be Registered.

Presidio Property Trust, Inc., a Maryland corporation (the “Registrant”), incorporates by reference the description of its 9.375% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), set forth under the caption “Description of the Series D Preferred Stock” and the description of its capital stock, set forth under the caption “Description of Capital Stock,” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-256150), (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (“Securities Act”). In addition, incorporated by reference herein is information relating to the Series D Preferred Stock under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the Registration Statement. The prospectus relating to the Registration Statement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated by reference into this Form 8-A.

Item 2.          Index to Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1

Articles of Merger filed with the Maryland State Department of Assessments and Taxation and the California Secretary of State on August 4, 2010 (incorporated by reference to Exhibit 3.03 of the Company’s Current Report on Form 8-K filed on August 10, 2010).

3.2

Articles of Amendment and Restatement of the Articles of Incorporation, dated as of July 30, 2010 (incorporated by reference to Exhibit 3.01 of the Company’s Current Report on Form 8-K filed on August 10, 2010).

3.3	Articles Supplementary filed on August 4, 2014 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 8, 2014).

3.4	Articles of Amendment effecting the reverse stock split (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 31, 2020).

3.5	Articles Supplementary classifying and designating the Series C Common Stock (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on July 31, 2020).

3.6	Articles of Amendment of Presidio Property Trust, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 19, 2017).

3.7	Articles Supplementary classifying and designating the Series D Preferred Stock.

3.8	Second Amended and Restated Bylaws of Presidio Property Trust, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on October 19, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRESIDIO PROPERTY TRUST, INC.

Date: June 9, 2021	By: /s/ Jack K. Heilbron Jack K. Heilbron Chairman of the Board, Chief Executive Officer and President